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                                                                      EXHIBIT B

                    SECURITIES PLEDGE AND CONTROL AGREEMENT

         This Securities Pledge and Control Agreement ("Agreement") entered into the 30 day of December, 2002, by and between the Michael Shustek Trust ("Pledgor"), a Trust crested and existing under the laws of the state of Nevada; The CIT Group/Equipment Financing, Inc. ("CIT"), a Delaware Corporation.

                                   WITNESSETH

         WHEREAS, CIT has agreed to extend credit to C5, LLC, a Nevada limited liability company ("Debtor") on certain terms and conditions; and

         WHEREAS, Vestin Group, Inc. a Delaware Corporation. ("Vestin) has guarantied payment and performance on the indebtedness of Debtor to CIT; and

         WHEREAS, the parties to the transaction have agreed to release the guaranty of Vestin provided Pledgor secures his guaranty of the indebtedness to CIT by pledging his stock in Vestin such that, at all times the value of the stock shall be equal to or exceed 125% of the then outstanding indebtedness of Debtor to CIT; and

         WHEREAS, one condition to CIT's release of Vestin's Guaranty is that CIT must be provided a first priority perfected security interest in those certain securities owned by Pledgor, evidencing Five Hundred Fifty Thousand (550,000) shares of the outstanding common capital stock of Vestin together with any substitutions therefor and additions thereto (the "Pledged Securities");

         NOW, THEREFORE, as an inducement to cause CIT to extend credit to Debtor, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

         1.       Definitions.

                  (a) The following definitions have the meaning set opposite them below:

         "Issuer" shall mean Vestin Group, Inc. ("Vestin"), a Delaware corporation.

         "Secured Indebtedness" shall mean the obligations of C5, LLC (the "Debtor") to CIT; guarantied by Pledgor, and all obligations of Pledgor set forth in Pledgor's guaranty. Such obligations are evidenced in part by that certain Promissory Note in the original principal amount of Three Million Two Hundred Twenty-Two Thousand ($3,222,000.00) Dollars, dated June 5, 2002 made by Debtor in favor of CIT. Collectively, all obligations secured by the guaranty are referred to as the "Secured Indebtedness";

         2. Pledge of Securities. To secure the payment of the Secured Indebtedness, Pledgor

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hereby pledges to CIT and grants CIT a security interest in the securities described in Exhibit A attached hereto, together with all interest, dividends and other distributions arising therefrom, all substitutions therefore and proceeds thereof, including any cash and/or deposit accounts received from [ILLEGIBLE] sale, trade or substitution of the securities (collectively the "Pledged Securities").

         3. Perfection. CIT's security interest in the Pledged Securities shall be perfected by CIT's possession of all original certificates to the extent such are issued evidencing the same and CIT shall also be provided with transfer powers executed in blank by Pledgor. Alternatively, if the Pledged Securities are uncertificated shares of Vestin, Pledgor and CIT shall mutually appoint a Securities Agent, whose powers and duties are more fully described hereinbelow. Pledgor shall transfer the Pledged Securities to be held in a separate account (the "Control Account") for the benefit of Pledgor and CIT upon such terms and conditions set out hereinbelow. Pledgor certifies that upon execution of this Agreement, that the pledge of the Pledged Securities will be appropriately recorded in the corporate records of Vestin. Securities Agent joins in this agreement for the sole purpose of agreeing to the creation of the Control Account and compliance with the instructions of CIT and/or Pledgor as more specifically set forth below.

         4. Powers and Duties of Securities Agent. The Pledgor and CIT do hereby authorize the Securities Agent to keep and preserve the Pledged Securities and to deliver them as follows:

         (a) Except following an Event of Default as set forth below and the expiration of any applicable cure or grace period, Securities Agent shall have the full power and authority, upon instructions from the Pledgor, to sell all or any part of the Pledged Securities for cash, provided the proceeds of such sale are held by the Securities Agent in a separately designated deposit account In such event, this Agreement shall constitute a control agreement with respect to such deposit account to the benefit of CIT and all sums deposited therein shall be deemed held in trust for the benefit of Pledgor and CIT in accordance with the terms hereof subject to no claims, encumbrances or security interests of Securities Agent or any third party.

         (b) Provided no event of default has occurred, following the written consent of CIT, which consent shall not be unreasonably withheld, Pledgor may sell all or any part of the Pledged Securities and purchase (or use cash proceeds of the Pledged Securities to purchase) other securities, provided such are publicly traded, fully paid and subject to no restrictions on transfer, pledge or otherwise and represent shares listed and traded daily on the NASDAQ or New York Stock Exchange, the prices of which are published in newspapers of general circulation during each day which the NASDAQ or New York Stock Exchange are open for trading.

         (c) If the Securities Agent receives written notice from CIT that the Pledgor has defaulted, subject to any applicable cure or grace period, the Securities Agent shall immediately cease accepting directions from the Pledgor as to the disposition of the Pledged Securities. Upon written notice from CIT, the Securities Agent shall follow the directions set forth in the notice including, but not limited to: (i) Sale of all or any part of the Pledged Securities; (ii) Conversion of the Pledged Securities to stock in New York Stock Exchange companies comprising the stocks

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utilized in determining the Dow Industrial Average; (iii) Designation of CIT as
record owner for all or any part of the Pledged Securities; and/or (iv) a combination of (i), (ii) and/or (iii) above. CIT may further request that the Securities Agent pay some of all of the proceeds from the sale or other disposition of the Pledged Securities to the Pledgor. Pledgor specifically consents to the above disposition and hereby grants to CIT his power of attorney which is coupled with an interest and is irrevocable by Pledgor. In the event following a default and the expiration of any applicable cure or grace period, the Pledgor shall deem it advisable to sell some or all of the Pledged Securities, the Pledgor may direct CIT to sell such for cash. In any event, following a default and the expiration of any applicable cure or grace period, the Securities Agent shall follow only the written instructions of CIT until CIT revokes in writing its ability to provide such instructions.

         (d) When the Secured Indebtedness has been paid in full, the Securities Agent shall deliver the Pledged Securities and any substitutions therefore and proceeds thereof to the Pledgor upon written notice signed by CIT. In the event CIT fails to deliver such written notice within 10 business days of written request of Pledgor to CIT with a copy to the Securities Agent, unless Securities Agent receives written notice from CIT not to release the Pledged Securities, upon confirmation of CIT's receipt of such notice, Securities Agent may act in accordance with the instructions of Pledgor.

         5.       Warranties. Pledgor warrants to CIT the following:

                  (a) Title. Pledgor is the sole legal and equitable owner of the Pledged Securities constituting common capital stock of Vestin, and which consists of Pledgor's absolute title thereto and to the knowledge of Pledgor is not the subject of any claim or challenge threatened or asserted by any third party.

                  (b) Valid Securities. The Pledged Securities have been validly issued and are fully paid for and non-assessable.

                  (c) No Liens or Restrictions. The Pledged Securities are not and will not be subject to any restriction of transfer, "buy-sell" agreement, voting agreement, redemption agreement option or other agreement restricting disposition or pledge of the Pledged Securities.

                  (d) Valid Lien. This Agreement provides CIT with a valid pledge of and a valid first priority security interest in, the Pledged Securities.

                  (e) No Pending or Threatened Litigation. The Pledgor warrants that there is no litigation pending or to the knowledge of Pledgor threatened, or governmental or administrative proceeding pending against or relating to Pledgor or Vesting, which, to the best of Pledgor's knowledge, if adversely decided to Pledgor or Vestin, would have a material adverse effect upon either the Pledgor's or Vestin's financial condition or materially effect the value of Vestin common stock.

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                  (f)      Compliance with all Applicable Laws. The Pledgor
warrants that to the knowledge Pledgor, Pledgor is in compliance with all applicable laws, both State and Federal, and that the Pledgor has no federal, state, or local tax liability, other than for the current year or for prior years that are not delinquent. Pledgor shall furnish CIT such financial information and statements, both audited and unaudited, as CIT may request from time to time.

                  (g) Pledgor warrants and agrees that the current financial statements of Vestin are certified as true and accurate and that CIT will be promptly notified, in writing, of any material adverse change in the Pledgor's or Vestin's financial condition, business or affairs.

                  (h) Continuing Warranties. The warranties set forth above in this Paragraph shall remain true until the Secured Indebtedness is paid in full and this Agreement is canceled by CIT.

                  (i) Authority. Pledgor is a ____________ Trust crested under the laws of the State of ________________________ will full power and authority to assign pledge and hypothecate the Pledged Securities. All duly executed valid and current Trust Documents have been provided to CIT evidencing the Trust and its due authority to grant the security interests contemplated by this Agreement and to Guaranty the Secured Indebtedness. Pledgor will make no modifications to any of the Trust documents in any respect as might affect the full validity and enforceability of this agreement without CIT's prior written consent.

         6.       Covenants. Pledgor covenants with CIT as follows:

                  (a) Additional Securities. Pledgor covenants that the security to debt ratio ("Collateral Coverage Ratio") shall at all times be maintained at 1.25:1. In the event that such Collateral Coverage Ratio falls below the ratio of 1.25:1, the Pledgor shall transfer to the benefit of CIT, either to the Securities Agent or by delivery of original and endorsed share certificates or transfer to the Securities Agent additional shares of Vestin common stock or the common stock of any Fortune 500 Company, in order to maintain the Collateral Coverage Ratio of 1.25:1, or the Pledgor may cause a reduction in the principal Secured Indebtedness such that the result is at all times that the value of the Pledged Securities shall equal at least 125% of the then outstanding balance of the Secured Indebtedness. Pledgor shall deliver any securities received as a result of ownership of the Pledged Securities immediately upon receipt, and such additional securities shall become part of the Pledged Securities hereunder upon issuance.

                  (b) No Further Encumbrance. Pledgor shall not sell, transfer, hypothecate, assign, or grant or suffer the attachment of any lien or encumbrance to the Pledged Securities.

                  (c) Financial Covenants. Pledgor shall provide or cause to be provided Financial Statements of Vestin prepared in accordance with generally accepted accounting principals consisting either of such reports as Vestin shall provide to its shareholders by applicable securities laws or separate reports to the extent these are not publicly made available as and when prepared/published, but not less frequently than quarterly. Such reports shall show a minimum net worth for Vestin of not

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less than $16.0 million.

         7. Voting Rights. As long as there is no default under this Agreement, Pledgor shall be [ILLEGIBLE] to exercise all voting rights arising from ownership of the Pledged Securities, except that prior written approval of CIT shall be required for Pledgor to vote the Pledged Securities to authorize Issuer to liquidate, reorganize, sell substantially all of its assets, or merge.

         8. Right to Distributions. As long as there is no default under this Agreement, Pledgor shall have the exclusive right to receive all distributions of cash and other property made with respect to the Pledged Securities.

         9. Return of Pledged Securities. The Pledged Securities stall be returned to Pledgor when (i) CIT acknowledges in writing the payment of the Secured Indebtedness; and (ii) CIT has no further obligation to extend credit to be included in the Secured Indebtedness. The return of the Pledged Securities shall be without recourse against CIT and shall be effected without any representation or warranty on CIT's part, notwithstanding any provision of the Uniform Commercial Code or other law that might otherwise imply or require representations or warranties as to title or other matters.

         10. Recitals. Pledgor warrants and agrees that the recitals set forth at the beginning of this Agreement are true and duly authorized and that no further action by Vestin or third party is necessary to effect the terms of this Agreement.

         11. No Burdensome Agreements. Pledgor warrants that Pledgor is not a party to any contract or agreement and is not subject to any contingent liability that does or may impair Pledgor's ability to perform under the terms of this Agreement. Pledgor further warrants that the execution and performance of this Agreement will not cause a default, acceleration or other event under any other contract or agreement to which Pledgor or any property of Pledgor is subject, and will not result in the imposition of any charge, penalty, lien or other encumbrance against any of Pledgor's property except in favor of CIT.

         12. Legal and Binding Agreement. Pledgor warrants that the execution and performance of this Agreement will not violate any judicial or administrative order or governmental law or regulation, and that this Agreement is valid, binding and enforceable in every respect according to its terms.

         13. No Consent Required. Pledgor warrants that Pledgor's execution, delivery and performance of this Agreement does not require the consent of or the giving of notice to any third party including, but not limited to, any other lender, governmental body or regulatory authority.

         14. No Default. Pledgor warrants that, as of the execution of this Agreement, no default exists hereunder and no condition exists which, with the giving of notice, the passing of time, or both, would constitute such a default.

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         15.      Default Defined. The occurrence of any one or more of the
following events shall constitute a default under this Agreement:

                  (a) Monetary Default. The failure of Pledgor to timely pay any amount due CIT under the Secured Indebtedness or under any other obligation to CIT within 10 business days of written notice from CIT.

                  (b) Breach of Covenant. The failure of the Debtor or Pledgor, or any other party, to perform or observe any obligation or covenant made with respect to the Secured Indebtedness which with respect to Pledgor is not cure within 20 days following written notice from CIT to Pledgor.

                  (c) Breach of Warranty. CIT's discovery that any representation or warranty in connection with this Agreement or the Secured Indebtedness is materially false.

                  (d) Default Under Other Document. The occurrence of a default under the terms of any document evidencing, securing, or otherwise pertaining to the Secured Indebtedness.

                  (e) Insolvency. Pledgor or Vestin becomes insolvent or files a petition in bankruptcy, or for an arrangement, reorganization, composition, liquidation, dissolution or similar relief, whether filed by Pledgor or Vestin under any present or future statute, law, or regulation or any petition which either remains undismissed for thirty days following filing or results in an order for relief.

         16. Remedies Upon Default. Upon the occurrence of default, and expiration of any cure or grace period CIT may exercise any of the following remedies.

                  (a) Record Ownership. CIT may cause any or all of the Pledged Securities to be transferred of record into CIT's name. Pledgor hereby appoints CIT as Pledgor's attorney-in-fact for the purpose of so transferring record ownership of the Pledged Securities. The mere transfer of record ownership shall not be considered a sale or disposition of the Pledged Securities or an acquisition thereof in full or partial satisfaction of the Secured Indebtedness unless CIT so provides in writing and in accordance with the Uniform Commercial Code as adopted in Arizona. CIT may provide notice to the Securities Agent to effect such a transfer on the books and records of Vestin.

                  (b) Receipt of Distributions. CIT shall have the exclusive right to receive all distributions made with respect to the Pledged Securities. CIT shall apply cash distributions to payment of the Secured Indebtedness. CIT's right to receive such distributions shall be further evidenced by the Irrevocable Proxy incorporated into this agreement above.

                  (c) Sale of Pledged Securities. CIT may sell the Pledged Securities or any part thereof at public or private sale or at any appropriate broker's board or securities exchange, for cash, on credit, or for future delivery.

                  In addition,

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                           (i) CIT may be the purchaser of any or all of the
                           Pledged Securities sold at any public sale or, to the extent permitted by law, at any private sale;

                           (ii) At any sale, CIT shall have the right to transfer to the purchaser thereof the Pledged Securities sold. CIT is hereby appointed Pledgor's attorney-in-fact for the purpose of supplying any endorsements or instructions necessary to affect such transfer. Each purchaser at any such sale (including, without limitation, CIT) shall hold the property sold free from any claim or right of any kind, including any equity or rights of redemption of Pledgor which hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted;

                           (iii) At any sale, the Pledged Securities may be sold in one lot as an entirety or in separate portions, as CIT may reasonably determine;

                           (iv) CIT shall not be obligated to make any sale pursuant to any notice given and may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned, from time to time, by announcement at the time and place fixed for the sale, and such sale may be resumed at any time and place to which the same may be so adjourned; and

                  (e) Application of Proceeds. All amounts received by CIT for Pledgor's account by exercise of its remedies hereunder shall be applied as follows. First, to the payment of all expenses incurred by CIT in exercising its rights hereunder, including reasonable attorney's fees and any other expenses due CIT from. Pledgor, second, to the payment of all interest included in the Secured Indebtedness, in such order as CIT may elect; third, to the payment of all principal included in the Secured Indebtedness, in such order as CIT may elect; and fourth, surplus to Pledgor or other party entitled thereto.

         17. Notice. Any notices required to be given hereunder shall be deemed effective in accordance herewith upon the occurrence of any two (2) of the following events: (i) CIT obtains a facsimile confirmation that the party(ies) entitled to receive the notice have received the notice; (ii) CIT E-mails the notice; or (iii) one (1) business day has expired following CIT's deposit by overnight delivery or express mail of a certified letter containing the notice. Any notice provided as set forth above shall be deemed valid when delivered if sent to the name, address, facsimile number and/or e-mail address provided herein and the name of the party to receive notice must always be included.

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                  Secured Party: CIT Group/ Equipment Financing, Inc.
                  1620 Fountainhead Parkway
                  Tempe, Arizona 85282
                  Attn:_______________________________
                  (480)_______________________________(facsimile)
                  _______________________________(E-mail address)

                  Pledgor: Michael Shustek Trust
                  Attn: Michael V, Shustek, Trustee
                  2901 El Camino Avenue, Suite 206
                  Las Vegas, Nevada 89102
                  702-362-4767 (facsimile)
                  mikes@vestinmortgage.com (E-mail address)

                  Securities Agent:_______________________________
                  ________________________________________________
                  _______________________________(facsimile)
                  _______________________________(E-mail address)

         18. Release of Guaranty of Vestin. Upon execution of this Agreement by all parties hereto, and the delivery of the Pledge Securities to CIT, either by delivery of endorsed certificated securities constituting the Pledged Securities or by transfer of the Pledged Securities to the Control Account maintained by the Securities Agent in accordance with this agreement, and confirmation by the Securities Agent that a separate control account has been created, CIT shall release the guaranty of Vestin by appropriately noting the release thereof on the Guaranty Agreement and return of the Guaranty Agreement to Vestin.

         19. Incorporation of Exhibits. All Exhibits referred to in this Agreement are incorporated herein by this reference.

         20. Indulgence Not Waiver. CIT's indulgence in the existence of a default hereunder or any other departure from the terms of this Agreement shall not prejudice CIT's rights to declare a default or otherwise demand strict compliance with this Agreement, nor shall a course of performance or dealing be established.

         21. Cumulative Remedies. The remedies provided CIT in this Agreement are not exclusive of any other remedies that may be available to CIT under any other document or at law or in equity.

         22. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

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         23.      Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of Pledgor and CIT, except that Pledgor shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of CIT. Any [ILLEGIBLE] assignment or delegation by Pledgor without the required prior consent shall be void.

         24. Entire Agreement. This Agreement and the other written agreements between Pledgor and CIT represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Secured Indebtedness, the provision most favorable to CIT shall control.

         25. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         26. Time of Essence. Time is of the essence of this Agreement, and all dates and time periods specified herein shall be strictly observed, except that CIT may permit specific deviations therefrom by its written consent.

         27. Applicable Law. The validity, construction and enforcement of this Agreement and all other documents executed with respect to the Secured Indebtedness shall be determined according to the laws of Arizona applicable to contracts executed and performed entirely within that state, in which state this Agreement has been executed and delivered.

         28. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

         29. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

         Executed the date first written above.

                                             THE UNDERSIGNED ACKNOWLEDGE A
                                             THOROUGH UNDERSTANDING OF THE TERMS
                                             OF THIS AGREEMENT AND AGREE TO BE
                                             BOUND THEREBY:

                                             THE CIT GROUP/EQUIPMENT FINANCING,
                                             INC.

                                             By:    /s/ Frank O. Young
                                                    ----------------------------
                                                    Frank O. Young
                                             Title: Sr. Vice President

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                                             MICHAEL SHUSTEK TRUST

                                             BY: /s/ Michael Shustek
                                                --------------------------------
                                             MICHAEL SHUSTEK, TRUSTEE

                                             SECURITIES AGENT:

                                             ___________________________________
                                             Name Printed: _____________________
                                             Title: ____________________________

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